NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES SALE OF EAST HOSS FIELD AND UPDATES LIQUIDITY

LAFAYETTE, LA - April 21, 2016 - PetroQuest Energy, Inc. (the “Company”) (NYSE: PQ) today announced the closing of the sale of the majority of its remaining Woodford Shale assets in the East Hoss field (the “Sold Assets”) for gross proceeds of $18 million, subject to purchase price adjustments between the effective date of April 1, 2016 and the closing date. The Sold Assets produced approximately 10 MMcfe/d during the first quarter of 2016. As of December 31, 2015, the Company’s estimated proved reserves attributable to the Sold Assets totaled approximately 19 Bcfe - 81% proved developed with PV-10 of $16 million.

Liquidity Update
At March 31, 2016, the Company had approximately $71 million in cash, pro forma for the gross proceeds received in the Sold Assets divestiture. In addition, the Company continues to have no borrowings outstanding under its bank credit facility.

Non-GAAP Financial Measure
PV-10 is the estimated future cash flow from estimated proved reserves discounted at an annual rate of 10% before giving effect to income taxes.  Standardized measure is the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10%, determined in accordance with GAAP.  Management believes PV-10 is useful to investors as it is based on prices, costs and discount factors which are consistent from company to company, while the standardized measure is dependent on the unique tax situation of each individual company.  As a result, the Company believes that investors can use PV-10 as a basis for comparison of the relative size and value of reserves to other companies in different basins.  The Company also understands that securities analysts and rating agencies use PV-10 in similar ways.  Standardized measure is computed at the corporate level based upon the Company’s particular tax attributes. As a result, standardized measure cannot be reconciled to PV-10 for an individual asset due to the difficulty in allocating corporate level tax information to the property level.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to pay dividends on our Series B Preferred Stock, our ability to satisfy the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any continued listing standard deficiency with respect thereto, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to post collateral to satisfy our offshore decommissioning obligations, our ability to post additional collateral to satisfy our offshore decommissioning obligations, our ability to reduce leverage or refinance our remaining senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

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